Exhibit 99.1

December 15, 2011

Acadia Healthcare Company, Inc.

and subsidiaries

830 Crescent Centre Drive, Suite 610

Franklin, Tennessee 37067

Ladies and Gentlemen:

We hereby consent to the reference to our firm and to certain information that was published by us in IBISWorld Industry Report 62399, published in August 2010, and IBISWorld Industry Report 62322, published in May 2011 in the Registration Statement on Form S-4 of Acadia Healthcare Company, Inc. (the “Company”) and its subsidiaries, and any amendments thereto (the “Registration Statement”), relating to the exchange offer for the Company’s 12.875% Senior Notes due 2018. We further consent to the inclusion of this consent as an exhibit to the Registration Statement.

Sincerely,

IBIS World Inc

By:
/s/ Austin Riley
	Name:	Austin Riley
	Title:	Client Relationship Manager

IBISWorld, Inc.

401 Wilshire Boulevard Suite 200 Santa Monica, CA 90401 T 800-330-3772 F 310-297-5444

40 Wall Street Suite 1506 New York, NY 10005 T 800-330-3772 F 201-221-7582

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